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*10.26.    Employment Agreement between the Registrant and Paul Marciano.
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                              EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT, made as of August 13, 1996, by and between Guess ?, Inc., a Delaware corporation (herein referred to as the "COMPANY"), and Paul Marciano (herein referred to as the "EXECUTIVE").

                              W I T N E S S E T H:

      WHEREAS, the Company intends to make an underwritten initial public offering of its common stock (the "PUBLIC OFFERING"); and

      WHEREAS, in connection with the Public Offering, the Company and Executive deem it to be in their respective best interests to enter into an agreement providing for the Company's employment of Executive pursuant to the terms herein stated;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1.  EMPLOYMENT; POSITION AND DUTIES; EXCLUSIVE SERVICES.

      (a) EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, for the Term provided in Section 2 below and upon the other terms and conditions hereinafter provided.

      (b) POSITION AND DUTIES. During the Term, the Executive (i) agrees to serve as the President and Chief Operating Officer of the Company and to perform such reasonable duties as may be delineated in the By-Laws of the Company and as may be assigned to him from time to time by the Board of Directors of the Company (the "BOARD"), including, without limitation, primary responsibility for all advertising, management information systems and legal functions of the Company, (ii) shall report, as President and Chief Operating Officer of the Company, only to the Board or to the Chairman of the Board and to the Chief Executive Officer of the Company, (iii) shall be given such authority as is appropriate to carry out the duties described above, it being understood that, in his capacities as President and Chief Operating Officer of the Company, his duties will be consistent in scope, prestige and authority with the duties of President and Chief Operating Officer of the Company as demonstrated by the Company's existing practices as of the effective date of this Agreement, and
(v) agrees to serve, if elected, at no additional compensation (if the other officers or directors (other than non-employee directors) of the Company also serve at no additional compensation) in the position of officer or director of any subsidiary or affiliate of the Company; PROVIDED, HOWEVER, that such position shall be of no less status relative to such subsidiary or affiliate as the position that the Executive holds pursuant to clause (i) of this Section 1(b) is relative to the Company.

      (c) EXCLUSIVE SERVICES. During the Term, the Executive agrees to devote substantially all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries

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and affiliates, and shall perform and discharge the duties which may be assigned to him from time to time by the Board or the Chief Executive Officer.

      (d) RELOCATION. The Company shall not relocate the Executive's principal place of business outside of the Los Angeles metropolitan area without the written consent of the Executive.

      2. TERM OF AGREEMENT. The term of employment under this Agreement shall initially be the three-year period commencing on the date of the Public Offering (the "EFFECTIVE DATE") and ending on the third anniversary of the Effective Date, and shall be automatically extended without further action by either party for a successive or successive one-year period or periods, unless written notice of either party's intention to terminate this Agreement has been given to the other party at least 90 days prior to the expiration of the Term (including any one-year extension thereof). As used in this Agreement, the "TERM" shall mean the initial three-year term plus any extensions thereof as provided in this
Section 2.

      3. SALARY AND ANNUAL BONUS. The Executive's cash compensation for all services to be rendered by him in any capacity hereunder shall consist of base salary as provided in Section 3(a) and bonus compensation as provided in Section 3(b).

      (a) SALARY. The Executive shall be paid a minimum base salary (the "SALARY") at the rate of $900,000 per annum. The Salary shall be payable in accordance with the customary payroll practices for executives of the Company. The amount of Executive's Salary will be reviewed not less often than annually by the Compensation Committee of the Board (the "COMPENSATION COMMITTEE") and may be increased, but not decreased below such amount, on the basis of such review.

      (b)      ANNUAL BONUS.

      (i) GENERAL TERMS. For each calendar year included in whole or in part within the Term, the Executive shall be eligible to earn an annual cash bonus (a "BONUS") based upon the achievement by the Company and its subsidiaries of performance targets established by the Compensation Committee in accordance with the terms of the Company's Annual Incentive Bonus Plan and any successor plan thereto (collectively, the "BONUS PLAN"). The performance goals on the basis of which the Executive's bonus shall be determined shall be no less favorable to the Executive than the goals used to determine the bonus of any other executive of the Company whose annual bonus is based in whole or in part on corporate performance and who participates in the Bonus Plan, and the Compensation Committee shall establish objective criteria to be used to determine the extent to which such performance goals have been met. The Bonus, if any, payable to the Executive in respect of each calendar year will be paid at the same time that bonuses are paid to other participants in the Bonus Plan.

      (ii) AMOUNT OF TARGET BONUS. For each calendar year included in whole or in part within the Term, there shall be a target Bonus (a "TARGET BONUS") for the Executive equal to at least 100% of Executive's Salary, at the annual rate in effect at the beginning of such calendar year (pro rated, if less than an entire year).

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      (iii)    DETERMINATION OF THE BONUS AMOUNT.  The amount of the actual
Bonus for any calendar year to be paid to the Executive will be determined, in the sole discretion of the Compensation Committee, based upon the performance of the Company and its subsidiaries against the goals established by the Compensation Committee pursuant to the Bonus Plan.
      4.  STOCK OPTIONS.   Commencing as of the Effective Date, Executive shall
be eligible for option grants under the Company's 1996 Equity Incentive Plan and any successor plan thereto for the Company's executive officers, in accordance with the terms and conditions thereof.

 5. PENSION AND WELFARE BENEFITS. During the Term, the Executive will participate in all pension and welfare plans, programs and benefits that are applicable to executives of the Company. The benefits provided to the Executive during the Term, when taken as a whole, shall be no less favorable than the benefits which, when taken as a whole, are provided to any other executive of the Company; PROVIDED that Executive shall continue to receive life insurance
coverage in an amount equal to at least one (1) times his then Salary.   During
the Term, the Executive shall also be entitled to all additional perquisites which the Company provides to its executives. Subject to subsection 7(a)(i) hereof, from and after the expiration of the Term or, if earlier, the date of termination of Executive's employment hereunder, Executive shall be entitled, during his lifetime, to full Company-paid health and life insurance for himself and his immediate family, at a level no less favorable than that in effect from time to time for the benefit of the Company's senior executive officers.

      6.  OTHER BENEFITS.

      (a) TRAVEL AND BUSINESS-RELATED EXPENSES. During the Term, the Executive shall be reimbursed in accordance with the policies of the Company for traveling and other expenses incurred in the performance of the business of the Company.

      (b) AUTOMOBILE. During the Term, the Executive shall be furnished with an automobile either owned or leased by the Company or an automobile allowance, at the discretion of the Company. The Company shall pay or reimburse the Executive for all reasonable expenses associated with the operation of such automobile, including, without limitation, all reasonable maintenance and insurance expenses.

      (c) AIRCRAFT. The Executive shall be provided with reasonable access to any aircraft leased or owned by the Company.

      (d) COUNTRY CLUB MEMBERSHIP. During the Term, the Company shall pay the Executive's reasonable membership expenses (including fees, dues and related expenses) at such country club or clubs as approved by the Board.

      (e) CONSULTING AGREEMENT. Commencing on the expiration of the Term of this Agreement or, if earlier, the date of termination of Executive's employment hereunder for any reason other than death or for Cause (as defined below), and subject to the provisions of Sections 8 and 9 hereof, the Company and Executive shall enter into a two (2) year consulting agreement pursuant to which Executive shall render consulting services to the Company as Executive

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and the Company shall agree, for which the Company shall pay Executive a consulting fee at an annual rate equal to 50% of Executive's Salary, at the rate in effect immediately prior to the commencement of the consulting period, payable in accordance with the customary payroll practices for executives of the Company or at such other time or times as Executive and the Company shall agree. It is expressly understood that Executive's reporting obligations pursuant to such consulting agreement shall be limited to the Board and the Chief Executive Officer of the Company, or such other person as Executive and the Company shall agree.

      7.  TERMINATION OF EMPLOYMENT.

      (a)      TERMINATION FOR CAUSE, RESIGNATION WITHOUT GOOD REASON.

       (i) If the Executive's employment is terminated by the Company for Cause (as defined below) or if the Executive resigns from his employment without Good Reason (as defined below), prior to the expiration of the Term, the Executive shall be entitled to receive: (A) the Salary provided for in Section 3(a) as accrued through the date of such resignation or termination; (B) any Bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; and (C) any unreimbursed expenses. The Executive shall not accrue or otherwise be eligible to receive Salary payments or to participate in any plans, programs or benefits described in Section 5 hereof with respect to periods after the date of such termination or resignation, and shall not be eligible to receive any Bonus in respect of the year of such termination or resignation or any calendar year following the year in which such termination or resignation occurs. Any Bonus in respect of a year prior to the year in which such termination or resignation occurs shall be payable at such time and in such manner as provided for in Section 3(b) hereof.

      (ii) Termination for "CAUSE" shall mean termination by action of the Board because of: (A) Executive's willful and continued failure (other than by reason of the incapacity of Executive due to physical or mental illness) substantially to perform his duties hereunder; (B) a felony conviction of the Executive or the perpetration by the Executive of a serious dishonest act against the Company or any of its affiliates or subsidiaries; (C) any willful misconduct by the Executive that is materially injurious to the financial condition or business reputation of the Company or any of its affiliates or subsidiaries; or (D) chronic alcoholism or drug abuse which materially affects Executive's performance hereunder, PROVIDED, HOWEVER, that no event or circumstance shall be considered to constitute Cause within the meaning of this clause (ii) unless the Executive has been given written notice of the events or circumstances constituting Cause and has failed to effect a cure thereof within 60 calendar days following the receipt of such notice.

      (iii) Resignation for "GOOD REASON" shall mean the resignation of the Executive because of (A) a material reduction in Executive's responsibilities, duties, authority, status or titles as described in Section 1 above; or (B) failure by the Company to pay or provide Executive when due any compensation, benefits or perquisites to which Executive is entitled pursuant to this Agreement or any other plan, contract or arrangement in which Executive participates or is entitled to participate; PROVIDED, HOWEVER, that no event or circumstance shall be considered to constitute Good Reason within

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the meaning of this clause (iii) unless the Company has been given written notice of the events or circumstances constituting Good Reason and has failed to effect a cure thereof within 60 calendar days following the receipt of such notice.

      (iv) The date of termination of employment by the Company pursuant to this Section 7(a) shall be the date specified in a written notice of termination from the Company to the Executive, which, in the case of a proposed termination to which the 60-day cure period provided for in subsection (ii) above applies shall be no less than 61 days after the delivery of such notice to the Executive. The date of a resignation by the Executive pursuant to this Section 7(a) shall be the date specified in the written notice of resignation from the Executive to the Company, which, in the case of a proposed resignation to which the 60-day cure period provided for in subsection (iii) above applies shall be no less than 61 days after the delivery of such notice to the Company, or, if no date is specified therein, 61 days after receipt by the Company of the written notice of resignation from the Executive.

      (b)      TERMINATION WITHOUT CAUSE, RESIGNATION FOR GOOD REASON.

      (i) If the Executive's employment is terminated by the Company without Cause or if the Executive should resign for Good Reason, prior to the expiration of the Term, he shall be entitled to receive: (A) the Salary provided for in Section 3(a) as accrued through the date of such resignation or termination and continuing for the remainder of the then-effective Term (the "CONTINUATION PERIOD"); (B) any Bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; (C) any unreimbursed expenses and (D) a Bonus for the calendar year in which such termination or resignation occurs equal to the Executive's Target Bonus for such year and a Bonus for each subsequent year included in whole or in part within the Continuation Period equal to the Target Bonus for the calendar year in which such termination or resignation occurs, PROVIDED, HOWEVER, that the amount of such Bonus payable in respect of any partial calendar year at the conclusion of the Continuation Period shall be prorated and shall equal the Executive's Bonus for such year multiplied by a fraction, the numerator of which shall equal the number of days in such calendar year up to and including the last day of the Continuation Period and the denominator of which shall equal the lesser of 365 or the number of days in such final calendar year up to and including the last day of the Term.

      During the Continuation Period, (X) Salary payments to the Executive shall be payable in accordance with the payroll practices of the Company, and
(Y) Bonus payments shall be made in respect of each calendar year at the same time that bonuses are paid to participants in the Bonus Plan.

      The Executive shall also be entitled to continued participation in the medical, dental and insurance plans and arrangements described in Section 5, on the same terms and conditions as are in effect immediately prior to such termination or resignation, until the earlier to occur of (i) the last day of the Continuation Period and (ii) such time as Executive is entitled to comparable benefits provided by a subsequent employer. Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result

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of the provisions of this Agreement.  If, during the Continuation Period,
Executive is precluded from participating in a plan or program by its terms or applicable law or if the Company for any reason ceases to maintain such plan or program, the Company shall provide Executive with compensation or benefits the aggregate value of which, in the reasonable judgement of the Company, is no less than the aggregate value of the compensation or benefits that Executive would have received under such plan or program had he been eligible to participate therein or had such plan or program continued to be maintained by the Company.

      (ii) Except as may be provided under the terms of any applicable grants to the Executive, under any plan or arrangement in which the Executive participates under Section 5 or except as may be otherwise required by applicable law, including, without limitation, the provisions of Section 4980B(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), the Executive shall have no right under this Agreement or any other agreement to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation of employment. Except as otherwise provided in Section 9(d), in the event of a termination or resignation pursuant to this Section 7(b), the Executive shall have no duty of mitigation with respect to amounts payable to him pursuant to this Section 7(b) or other benefits to which he is entitled pursuant hereto; PROVIDED, HOWEVER, that, in the event the Executive breaches any of the provisions of Sections 8 or 9 hereof, the amounts payable to the Executive pursuant to this Section 7(b), or other benefits to which he is entitled pursuant hereto, will be offset or reduced by any compensation, payments or benefits he may receive from a subsequent employer.

      (iii) The date of termination of employment by the Company pursuant to this Section 7(b) shall be the date specified in the written notice of termination from the Company to the Executive or, if no date is specified therein, ten business days after receipt by the Executive of the written notice of termination from the Company. The date of a resignation by the Executive pursuant to this Section 7(b) shall be the date specified in the written notice of resignation from the Executive to the Company or, if no date is specified therein, ten business days after receipt by the Company of the written notice of resignation from the Executive.

      (c) DEATH OR PERMANENT DISABILITY. If the Executive's employment hereunder terminates by reason of Executive's death or Permanent Disability prior to expiration of the Term, the Executive (or his beneficiary (or if no such beneficiary is designated, his estate), conservator or guardian, as the case may be) shall be entitled to receive: (i) the Salary provided for in
Section 3(a) as accrued through the date of the Executive's death or Permanent Disability; (ii) any Bonus earned but not yet paid in respect of any calendar year preceding the year in which the Executive's death or Permanent Disability occurs; (iii) a Bonus for the calendar year in which the Executive's death or Permanent Disability occurs equal to a pro rata portion of the Executive's Target Bonus for such year, determined on the basis of the number of days in such year through the date of Executive's death or Permanent Disability; and
(iv) any unreimbursed expenses. Bonus payments provided for in this Section 7(c) shall be made at such time and in such manner as is provided in Section 3(b). As used in this Section, the term "BENEFICIARY" includes both the singular and the plural of such term, as may

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be appropriate.  For purposes of this Agreement, "PERMANENT DISABILITY" shall be defined in the same manner as such term or a similar term is defined in any long-term disability policy maintained by the Company for the Executive and in effect on the date of the Executive's termination of employment with the Company, PROVIDED that, in the event that the Company does not maintain a long-term disability policy for the Executive, Permanent Disability shall mean a physical or mental incapacity that substantially prevents him from performing his duties hereunder for a period of 6 consecutive months and that can reasonably be expected to continue indefinitely. Any dispute as to whether or not Executive is disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to Executive and the Company, and the determination of such physician shall be final and binding upon both Executive and the Company.

      8.  ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

       (a) DEFINITION OF "INVENTIONS". As used herein, the term "INVENTIONS" shall mean all inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentations, algorithms, flow charts, logic diagrams, source codes, processes, and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived, or reduced to practice by Executive, either alone or jointly with others, during the period of employment with the Company (including, without limitation, all periods of employment with the Company prior to the Effective Date), whether or not performed on the Company's premises or property, which (A) relate to the actual or anticipated business, activities, research, or investigations of the Company or (B) result from or is suggested by work performed by Executive for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (C) which result, to any extent, from use of the Company's premises or property.

      (b) WORK FOR HIRE. Executive expressly acknowledges that all copyrightable aspects of the Inventions (as defined above) are to be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "ACT"), and that the Company is to be the "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium, fixed or embodied, shall be owned exclusively by the Company as of the date of creation, and Executive hereby expressly disclaims any and all interest in any of such copyrightable works and waives any right of DROIT MORALE or similar rights.

      (c) ASSIGNMENT. Executive acknowledges and agrees that all Inventions constitute trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company. In the event that title to any or all of the Inventions, or any part or element thereof, may not, by operation of law, vest in the Company, or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Executive hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of

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them, in whatever medium, fixed or embodied, and in all written or computer records, graphics, diagrams, notes, or reports relating thereto in Executive's possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work, and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention, and all rights to register and renew the same. Anything to the contrary notwithstanding, this subsection (c) shall not require Executive to assign any Invention that would cause this Section 8, or any portion thereof, to be void or unenforceable under Section 2870 of the California Labor Code, and Executive acknowledges receipt of the notification required by Section 2872 of the California Labor Code.

      (d) PROPRIETARY NOTICES; NO FILINGS; WAIVER OF MORAL RIGHTS. Executive acknowledges that all Inventions shall, at the sole option of the Company, bear the Company's patent, copyright, trademark, trade secret and mask work notices.

      Executive agrees not to file any patent, copyright or trademark applications relating to any Invention except with prior written consent of an authorized representative of the Company (other than Executive).

      Executive hereby expressly disclaims any and all interest in any Inventions and waives any right of DROIT MORALE or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

      (e) FURTHER ASSURANCES. Executive agrees to assist the Company, or any party designated by the Company, promptly on the Company's request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining, and enforcing, in all jurisdictions, the Company's rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

      (i) Executing assignments, applications, and other documents and instruments in connection with (A) obtaining patents, copyrights, trademarks, mask works, or other proprietary protections for the Inventions and (B) confirming the assignment to the Company of all right, title and interest in the Inventions or otherwise establishing the Company's exclusive ownership rights therein.

      (ii) Cooperating in the prosecution of patent, copyright, trademark and mask work applications, as well as in the enforcement of the Company's rights in the Inventions, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office or any other administrative body.

      Executive will be reimbursed for all out-of-pocket costs reasonably incurred in connection with the foregoing, if such assistance is requested by the Company after the termination of Executive's employment. In addition, to the extent that, after the termination of employment for whatever reason, Executive's technical expertise shall be required in connection with

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the fulfillment of the aforementioned obligations, the Company will compensate Executive at a reasonable rate for the time actually spent by Executive at the Company's request rendering such assistance.

      (f) POWER OF ATTORNEY. Executive hereby irrevocably appoints the Company to be his Attorney-in-Fact to execute any document and to take any action in his name and on his behalf and to generally use his name for the purpose of giving to the Company the full benefit of the assignment provisions set forth above.

      (g) DISCLOSURE OF INVENTIONS. Executive will make full and prompt disclosure to the Company of all Inventions subject to assignment to the Company, and all information relating thereto in Executive's possession or under his control as to possible applications and use thereof.

      9.  NO COMPETING EMPLOYMENT; NO INTERFERENCE; CONFIDENTIALITY; REMEDIES.

      (a) NO COMPETING EMPLOYMENT. For so long as the Executive is employed by the Company or any of its affiliates and subsidiaries and continuing for the two-year period commencing at the expiration of the Term hereof or the earlier termination of Executive's employment for any reason other than death (such period being referred to hereinafter as the "RESTRICTED PERIOD"), the Executive shall not, unless he receives after the Effective Date the prior written consent of the Board, directly or indirectly, whether as owner, consultant, employee, partner, venturer, agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, compete with the Company or any of its affiliates or subsidiaries in any business in which any of them is engaged during the Term hereunder or at the time of the termination of the Executive's employment hereunder, including without limitation the design, manufacture and/or distribution of men's or women's sportswear or accessories (such businesses are hereinafter referred to as the "BUSINESS"), or assist, become interested in or be connected with any corporation, firm, partnership, joint venture, sole proprietorship or other entity which so competes with the Business, except that the provisions of this
Section 9(a) will not be deemed breached merely because Executive owns equity in
(i) Charles David of California, (ii) California Sunshine Active Wear, Inc.; or
(iii) Nantucket Industries, Inc. or because Executive "beneficially owns", either individually or as a member of a "group" (as such terms are used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), not more than five percent (5%) of the voting securities of any one or more companies that file reports pursuant to the Exchange Act. After the expiration of the Term hereof and during the two-year period referenced above, the restrictions imposed by this paragraph shall not apply to any business in which the Company or its affiliates and subsidiaries were not engaged at the time of termination of the Executive's employment hereunder or to any geographic area in which the Company or its affiliates and subsidiaries were not engaged in the Business at the time of termination.

      (b) NO INTERFERENCE. During the Restricted Period, the Executive shall not, for the purpose of competing with the Business, directly or indirectly, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization or

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entity (other than the Company), intentionally solicit, endeavor to entice away from the Company or any of its affiliates or subsidiaries, or otherwise intentionally interfere with the relationship of the Company or any of its affiliates or subsidiaries with any person who is employed by or otherwise engaged to perform services for the Company or any of its affiliates or subsidiaries or influence, or seek to influence, any person or entity who is a customer, client or supplier of the Company or any of its affiliates or subsidiaries to divert their business to any person or entity that competes with the Company or any of its affiliates or subsidiaries, nor shall the Executive participate in the efforts of any individual, partnership, firm, corporation or other business corporation or entity for which he provides services, by which he is employed, or in which he invests, to do so, except that the provisions of this Section 9(b) will not be deemed breached merely because Executive owns equity in (i) Charles David of California, (ii) California Sunshine Active Wear, Inc.; or (iii) Nantucket Industries, Inc. or because Executive "beneficially owns", either individually or as a member of a "group" (as such terms are used in Rule 13d-3 under the Exchange Act), not more than five percent (5%) of the voting securities of any one or more companies that file reports pursuant to the Exchange Act. After the expiration of the Term hereof and during the two-year period referenced in subsection 9(a), the restrictions imposed by this paragraph shall not apply to any business in which the Company or its affiliates and subsidiaries were not engaged at the time of termination of the Executive's employment hereunder or to any geographic area in which the Company or its affiliates and subsidiaries were not engaged in the Business at the time of termination.

      (c) CONFIDENTIAL INFORMATION. The Executive recognizes that the services to be performed by him hereunder, and the services performed by him during prior periods of employment with the Company, are special, unique and extraordinary and that, by reason of such employment, he has acquired and will continue to acquire confidential information and trade secrets concerning the operations of the Company and its affiliates and subsidiaries. Accordingly, the Executive agrees that he will not, except with the prior written consent of the Board or as may be required by law, directly or indirectly, disclose during the Term or any time thereafter any secret or confidential information that he has learned by reason of his association with the Company or any of its affiliates or subsidiaries or use any such information to the detriment of the Company or its affiliates or subsidiaries so long as such confidential information or trade secrets have not been disclosed or are not otherwise in the public domain. The term "CONFIDENTIAL INFORMATION" means any information about the Company, its subsidiaries and affiliates, and their respective clients and customers, not previously disclosed to the public or to the trade by the Company's management, including, without limitation, any products, data, formulae, facilities and methods, trade secrets and other intellectual property, systems, records (including computer records), procedures, manuals, confidential reports, product price lists, client and customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities.

      (d) REMEDIES; SURVIVAL OF AGREEMENT. In the event that the Executive materially breaches any of the covenants set forth in this Section 9 and fails to cure such breach to the reasonable satisfaction of the Company within 10 business days after receipt of written notice thereof to the

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Executive, any obligation of the Company to make any payment to the Executive pursuant to this Agreement, including without limitation any payments pursuant to Section 7(b) (other than payments of Salary or Bonus earned prior to the date of such breach and unreimbursed expenses), shall be cancelled.
In addition, the Executive acknowledges that a breach of any of the covenants contained in this Section 9 may result in material irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled, in addition to any other rights or remedies it may have, to seek an injunction enjoining or restraining the Executive from any violation or threatened violation of this Section 9. The Executive's agreement as set forth in this Section shall survive the termination of the Executive's employment under this Agreement.

      10. SOURCE OF PAYMENTS. All payments provided under this Agreement, other than payments made pursuant to a benefit plan which may provide otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. The Executive shall have no right, title, or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

      11. TAX WITHHOLDING. Payments to the Executive of all compensation contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes.

      12. NONASSIGNABILITY; BINDING AGREEMENT. Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by the Executive without the Company's prior written consent; PROVIDED, HOWEVER, that nothing in this Section shall preclude the Executive from designating any of his beneficiaries to receive any benefits payable hereunder upon his death or disability, or his executors, administrators, or other legal representatives, from assigning any rights hereunder to the person or persons entitled thereto. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company and the Executive's heirs and the personal representatives of the Executive's estate.

      13. AMENDMENT; WAIVER. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

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

      14.      NOTICES.   Any notice hereunder by either party to the other
shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the applicable address set forth below:

(i)   To the Company:    Guess ?, Inc.
                         1444 South Alameda Street
                         Los Angeles, California 90021
                         Attention: General Counsel
                         Telecopier: (213) 765-3100

(ii)  To the Executive:  Mr. Paul Marciano
                         Guess ?, Inc.
                         1444 South Alameda Street
                         Los Angeles, California 90021
                         Telecopier: (213) 744-7825

(or such other address as may from time to time be designated by notice by any party hereto for such purpose). Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answerback or telecopy confirmation or, if by certified mail, on the date shown on the applicable return receipt.
      15. CALIFORNIA LAW. This Agreement is to be governed by and interpreted in accordance with the laws of the State of California, without giving effect to the choice-of-law provisions thereof. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

      16. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, including, but not limited to, any claim relating to its validity, interpretation, enforceability or breach, or any other claim or controversy arising out of the employment relationship or the commencement or termination of that relationship, including, but not limited to, claims for breach of covenant, breach of implied covenant or intentional infliction of emotional distress, which are not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California before a board of three arbitrators, one to be selected by the Company, one by Executive and the other by the two persons so selected, all in accordance with the labor arbitration rules of the American Arbitration Association then in effect; PROVIDED, HOWEVER, that the Company shall nevertheless be entitled to seek relief under Section 9 in accordance with Section 9(d). In consideration of the parties' agreement to submit to arbitration disputes with regard to this Agreement and with regard to any alleged contract or tort or other claim arising out of the employment relationship, and in consideration of the anticipated expedition and minimization of expense of this arbitration remedy, each party agrees that the arbitration provisions of this Agreement shall provide it with exclusive remedy, except as provided in the preceding sentence, and each party expressly waives any right it might have to seek redress in any other forum except as provided herein. The parties further agree that the arbitrators acting hereunder shall be empowered to assess no remedy other than the payment of compensatory damages or an order (including

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

temporary, preliminary and permanent injunctive relief) enforcing the provisions of Section 9. Executive acknowledges that the Company would be irreparably injured by Executive's breach of his obligations under Section 9 and that monetary damages would be inadequate. Subject to the provisions of
Section 17(b) hereof, the expenses of the third arbitrator and of a transcript of any arbitration proceeding shall be divided equally between the Company and Executive and each party shall bear the expense of the arbitrator selected by it and of any witnesses it calls. Any decision and award or order of the majority of the arbitrators shall be binding upon the parties hereto and judgment thereon may be entered in any court having jurisdiction thereof.

      17.      INDEMNITY AND REIMBURSEMENT OF LEGAL EXPENSES.

      (a) INDEMNITY. The Company will indemnify the Executive (and his legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of a proceeding) by the laws of the State of California, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and By-Laws of the Company, as in effect at such time, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any subsidiary thereof, or his serving or having served any other enterprises as a director, officer or employee at the request of the Company.

      (b) LEGAL FEES AND EXPENSES. In the event of a dispute between the Executive and the Company with respect to any of the Executive's rights under this Agreement, the Company shall reimburse the Executive for any and all legal fees and related expenses reasonably incurred by him in connection with enforcing such rights if the Executive is successful in obtaining a money judgment against the Company in a final arbitration proceeding. In addition, the Company shall reimburse Executive for all reasonable legal expenses in connection with the negotiation and review of this Agreement and any amendments thereto.

      18. COUNTERPARTS. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 13th day of August, 1996, effective as of the Effective Date.

                                      GUESS ?, INC.


                                      By:


                                      Title:





                                              Paul Marciano
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